UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2004

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

     (206) 467-3600
     Registrant’s Telephone Number, including area code

Section 1.  Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Filed herewith is a form of amended and restated stock option and dividend equivalent right award agreement, which sets forth the amended terms and conditions of the 2004 award of stock options and dividend equivalent rights to the members of the registrant's board of directors. The amendment and restatement, which became effective on August 31, 2004, amends the previously granted 2004 awards to provide for immediate vesting of stock options, and to redefine the performance goals for earning dividend equivalent rights on stock options.

Also filed herewith is a form of amendment to stock option and dividend equivalent right award agreement. The amendment, which also became effective August 31, 2004, amends awards granted in 2002 and 2003 to directors to provide for immediate vesting of the stock options granted thereby.

Section 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this document:

Exhibit No.

10.16	Form of Amended and Restated Director Stock Option and Dividend Equivalent Right Award Agreement under Plum Creek's Amended and Restated Stock Incentive Plan.

10.17	Form of Amendment to Director Stock Option Agreement under Plum Creek's 2000 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By: /s/ James A. Kraft
JAMES A. KRAFT
Senior Vice President, General Counsel and
Secretary

DATED: August 31, 2004

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.

10.16	Form of Amended and Restated Director Stock Option and Dividend Equivalent Right Award Agreement under Plum Creek's Amended and Restated Stock Incentive Plan.

10.17	Form of Amendment to Director Stock Option Agreement under Plum Creek's 2000 Stock Incentive Plan.